As filed with the Securities and Exchange Commission on April 12, 1999
                                                   Registration No. 333-75581

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              LEGATO SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                   94-3077394
       (State or Other Jurisdiction              (I.R.S. Employer Identification
     of Incorporation or Organization)                       Number)

                                3210 Porter Drive
                               Palo Alto, CA 94304
                                 (650) 812-6000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 Stephen C. Wise
                             Chief Financial Officer
                              Legato Systems, Inc.
                                3210 Porter Drive
                               Palo Alto, CA 94304
                                 (650) 812-6000
                (Name, Address, Including Zip Code, and Telephone
                    Number, Including Area Code, of Agent for
           Service) The Commission is requested to send copies of all communications to:

                         Robert V. Gunderson, Jr., Esq.
                            Daniel E. O'Connor, Esq.
                            Gunderson Dettmer Stough
                      Villeneuve Franklin & Hachigian, LLP
                             155 Constitution Drive
                          Menlo Park, California 94025
                                 (650) 321-2400

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                  CALCULATION OF REGISTRATION FEE
----------------------------- ---------------------- ------------------- ------------------------ ------------------
                                                     Proposed   Maximum
   Title of each class of         Amount to be       Offering Price         Proposed Maximum          Amount of
Securities to be Registered        Registered         per Security(1)      Aggregate Offering     Registration Fee
                                                                                Price(1)
----------------------------- ---------------------- ------------------- ------------------------ ------------------
 Common Stock, no par value      720,000 shares            $47.00                $33,840,000.00      $9,408.00

----------------------------- ---------------------- ------------------- ------------------------ ------------------

(1) The price of $47.00 per share, which was the average of the high and low prices of the Common Stock on the Nasdaq National Market on April 1, 1999 is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended.


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Subject to Completion, dated April _, 1999

                                 720,000 Shares

                              LEGATO SYSTEMS, INC.

                                  Common Stock

                                -----------------

              INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS.
                     SEE "RISK FACTORS" STARTING ON PAGE 4.

                                -----------------




         The selling stockholders listed on page 13 are offering and selling 720,000 shares of our common stock under this prospectus.


         The selling stockholders may offer their Legato stock through public or private transactions, on or off the Nasdaq National Market, at prevailing market prices, or at privately negotiated prices.


         Our common stock is traded on The Nasdaq National Market under the symbol "LGTO." On April 1, 1999, the closing bid price of the common stock on The Nasdaq National Market was $47.00 per share.


                         ------------------------------


         Neither the Securities and Exchange Commission Nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         ------------------------------

                  The date of this Prospectus is April __, 1999




                          ----------------------------

                                TABLE OF CONTENTS

                                                                         Page

Business of Legato Systems, Inc.                                            3
Recent Developments                                                         3
Risk Factors                                                                4
Forward-Looking Statements                                                 12
Use of Proceeds                                                            12
Selling Stockholders                                                       13
Plan of Distribution                                                       14
Legal Matters                                                              14
Experts                                                                    14
Where You Can Find More Information                                        14

                             THE BUSINESS OF LEGATO

         Legato develops, licenses, markets and supports a broad, integrated suite of storage management software applications operating on multiple computer systems. Our NetWorker family of software products, from which we derive a substantial amount of our revenues, and Global Enterprise Management Systems, support many storage management server platforms, such as UNIX and Windows NT, and can accommodate a variety of servers, clients, applications, databases and storage devices. We license our products through resellers and directly to end users in North America, Europe and Asia Pacific. We also license our source code in exchange for initial licensing fees to original equipment manufacturers and receive ongoing royalties from the original equipment manufacturers' product sales. Substantially all of the original equipment manufacturers are large computer system and software suppliers located in the United States, Europe and Asia Pacific.

         Our principle executive offices are located at 3210 Porter Drive, Palo Alto, California 94304 and our telephone number is (650) 812-6000.



                          RECENT DEVELOPMENTS AT LEGATO

     On October 25, 1998, we entered into a definitive agreement to acquire Qualix Group, Inc. (dba FullTime Software, Inc.), a developer of distributed, enterprise-wide, cross-platform, adaptive computing solutions that enable customers to proactively manage application service level availability. The agreement provides for the issuance of 1,721,000 shares of our common stock in exchange for all the common stock and options of Qualix Group, Inc. The transaction is expected to be completed by the end of April of 1999, and is subject to the satisfaction of standard closing conditions, including the approval of Qualix Group, Inc. stockholders. We expect to account for the transaction as a pooling-of-interests.


         On April 1, 1999, we completed the acquisition of Intelliguard Software, Inc. and O.R.P., Inc., developers of standards-based storage management solutions for storage area networks. In this document, we refer to Intelliguard Software, Inc. and O.R.P., Inc. collectively as "Intelliguard". We issued 720,000 shares of our common stock and provided cash consideration of $9,112,500 for all of the outstanding stock and stock rights of Intelliguard. We accounted for the transaction as a business purchase combination.


                         ------------------------------

                This Prospectus includes trademarks of Legato and
                              other corporations.
                         ------------------------------

                                  RISK FACTORS


     OUR QUARTERLY OPERATING RESULTS ARE VOLATILE AND UNCERTAIN. OUR FAILURE TO MEET PUBLIC MARKET ANALYSTS' EXPECTATIONS WOULD HARM THE MARKET PRICE OF OUR COMMON STOCK.

     Our quarterly operating results have varied in the past and may vary in the future. We believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indications of future performance. We believe that our operating results may be below the expectations of public market analysts and investors in some future quarter or quarters. In the past, our common stock price has on occasion declined following earnings announcements. Our failure to meet analyst or investor expectations would likely seriously harm the market price of our common stock.

     We cannot predict our future revenue with any significant degree of certainty for several reasons including:

     - Product revenue in any quarter is substantially dependent on orders booked and shipped in that quarter, since we operate with virtually no order backlog;

     - We do not recognize revenue on sales to domestic distributors until the products are sold through to end-users; o The storage management market is rapidly evolving; o Our sales cycles vary substantially from customer to customer, in large part because we are becoming increasingly dependent upon larger enterprise license transactions to corporate customers. Such transactions include product license, service and support components and take a long time to complete;

     - The timing of large orders can significantly affect revenue within a quarter; and

     - License and royalty revenue are difficult to forecast. Our royalty revenue is dependent upon product license sales by OEMs of their products that incorporate our software. Accordingly, these royalty revenues are subject to OEMs' product cycles, which are also difficult to predict. Fluctuations in licensing activity from quarter to quarter further impact royalty revenues, because initial license fees generally are non-recurring and recognized upon the signing of a license agreement.

     Our expense levels are relatively fixed and are based, in part, on our expectations of our future revenue. Consequently, if revenue levels fall below our expectations, our net income will decrease because only a small portion of our expenses varies with our revenues.


     OUR MARKET IS HIGHLY COMPETITIVE AND IF WE ARE UNABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS WILL BE HARMED.

     We operate in the enterprise storage management market, which is intensely competitive, highly fragmented and characterized by rapidly changing technology and evolving standards. Competitors vary in size and in the scope and breadth of the products and services offered.

     We expect to encounter new competitors as we enter new markets. In addition, many of our existing competitors are broadening their platform coverage. We also expect increased competition from systems and network management companies, especially those that have historically focused on the mainframe market and are broadening their focus to include the client/server market. In addition, since there are relatively low barriers to entry in the software market, we expect additional competition from other established and emerging companies. We also expect that competition will increase as a result of future software industry consolidations. Increased competition could harm us by causing, among other things:

     -    Price reductions;

     -    Reduced gross margins; and

     -    Loss of market share.

     Many of our current and potential competitors have longer operating histories and have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and a larger customer base, than we have. As a result, certain current and potential competitors can respond more quickly to new or emerging technologies and changes in customer requirements. They can also devote greater resources to the development, promotion, sale and support of their products. In addition, current and potential competitors may establish cooperative relationships among themselves or with third parties. If so, new competitors or alliances among competitors may emerge and rapidly acquire significant market share. In addition, network operating system vendors could introduce new or upgrade existing operating systems or environments that include functionality offered by our products. If so, our products could be rendered obsolete and unmarketable. For all the foregoing reasons, we may not be able to compete successfully, which would seriously harm our business, operating results and financial condition.


     WE DEPEND ON OUR NETWORKER PRODUCT LINE. A DECLINE IN THE PRICE OF, DEMAND FOR, OR MARKET ACCEPTANCE OF, NETWORKER WOULD SERIOUSLY HARM OUR BUSINESS.

     We currently derive, and expect to continue to derive, a substantial amount of our revenue from our NetWorker software products and related services. A decline in the price of or demand for NetWorker, or failure to achieve broad market acceptance of NetWorker, would seriously harm our business, operating results and financial condition. We cannot reasonably predict NetWorker's remaining life for several reasons, including:

     -    The recent emergence of our market;

     -    The effect of new products, applications or product enhancements;

     - Technological changes in the network storage management environment in which NetWorker operates; and

     -    Future competition.


     IF WE DO NOT RESPOND TO RAPID TECHNOLOGICAL CHANGES OUR EXISTING PRODUCTS COULD BECOME OBSOLETE.

     The markets for our products are characterized by rapid technological change, changing customer needs, frequent new software product introductions and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards could render our existing products obsolete and unmarketable. To be successful, we need to develop and introduce new software products, including new releases, applications and enhancements on a timely basis that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of our customers.

We may:

     - Fail to develop and market new products that respond to technological changes or evolving industry standards; o Experience difficulties that could delay or prevent the successful development, introduction and marketing of these new products; or

     - Fail to develop new products that adequately meet the requirements of the marketplace or achieve market acceptance

If so, our business, operating results and financial condition would be seriously harmed.

     As of December 31, 1998, we had 193 employees engaged in research and development, which represented 29% of our total workforce. If potential new products are delayed or do not achieve market acceptance, our business, operating results and financial condition would be seriously harmed. We plan to introduce and market several potential new products in the next twelve months. Some of our competitors currently offer certain of these potential new products. Such potential new products are subject to significant technical risks. We may fail to introduce such potential new products on a timely basis or at all. In the past, we have experienced delays in the commencement of commercial shipments of our new products. Such delays caused customer frustrations and delay or loss of product revenue. If potential new products are delayed or do not achieve market acceptance, our business, operating results and financial condition would be seriously harmed. In the past, we have also experienced delays in purchases of our products by customers anticipating our launch of new products. Our business, operating results and financial condition would be seriously harmed if customers defer material orders in anticipation of new product introductions.


     WE RELY ON ENTERPRISE LICENSE TRANSACTIONS AND FAILURE TO SUCCESSFULLY MARKET OUR PRODUCTS IN ENTERPRISE-LEVEL TRANSACTIONS WOULD HARM OUR BUSINESS.

     In the past, we marketed our products at the department-level of corporate customers. Within the last two years, we began to pursue larger enterprise license transactions with corporate customers. We may fail to complete or increase the number of such larger enterprise license transactions. Such failure would seriously harm our business, operating results and financial condition. Our operating results are sensitive to the timing of such orders. Such orders are difficult to manage and predict, because:

     - The sales cycle is typically lengthy, generally lasting three to six months, and varies substantially from transaction to transaction;

     -    They often include product license, service and support components;

     - They typically involve significant technical evaluation and commitment of capital and other resources; and o Customers' internal procedures frequently cause delays in orders. Such internal procedures include approval of large capital expenditures, implementation of new technologies within their networks, and testing new technologies that affect key operations.

Due to the large size of enterprise transactions, if orders forecasted for a specific transaction for a particular quarter are not realized in that quarter, our operating results for that quarter may be seriously harmed.

     Historically, we have not had a separate large enterprise or national accounts sales force and only within the last eighteen months have we begun to develop direct sales groups focused on these larger accounts. To succeed in the national accounts market, we will be required to continue to transition our existing sales forces into enterprise level sales groups, and attract and retain qualified personnel. Such personnel will require training about and knowledge of our products. We may not be successful in creating the necessary sales organization or in attracting, retaining or training these individuals. Historically, we have licensed our products at the departmental level. Success in the enterprise and national accounts market will require, among other things, establishing and continuing to develop relationships and contacts with senior technology officers at these accounts. Our business, financial condition and results of operations would be seriously harmed if our sales force is not successful in these efforts.


     WE RELY ON INDIRECT SALES CHANNELS AND IF THESE INDIRECT SALES CHANNELS DO NOT PERFORM ADEQUATELY, OUR REVENUES WOULD DECLINE.

     We rely significantly on our distributors, systems integrators and resellers for the marketing and distribution of our products. Our agreements with resellers are generally not exclusive and in many cases may be terminated by either party without cause. Many of these resellers carry product lines that are competitive with our products. These resellers may not give a high priority to the marketing of our products. We may not be able to retain any of our current resellers or successfully recruit new resellers. Any such changes in our distribution channels could seriously harm our business, operating results and financial condition.

     Our strategy is also to increase the proportion of our customers licensed through OEMs. We may fail to achieve this strategy. We are currently investing, and intend to continue to invest resources to develop this channel. Such investments could seriously harm our operating margins. We depend on our OEMs' ability to develop new products, applications and product enhancements on a timely and cost-effective basis that will meet changing customer needs and respond to emerging industry standards and other technological changes. Our OEMs may not effectively meet these technological challenges. These OEMs:

     -    Are not within our control;

     - May incorporate the technologies of other companies into their products in addition to, or to the exclusion of, our technologies; and

     - Are not obligated to purchase products from us. In addition, our OEMs generally have exclusive rights to our technology on their platforms, subject to certain minimum royalty obligations.

Our OEMs may not continue to carry our products. The inability to recruit, or the loss of, important OEMs could seriously harm our business, operating results and financial condition.


     WE  DEPEND  ON   INTERNATIONAL   REVENUE  AND  THEREFORE  OUR  BUSINESS  IS
SUSCEPTIBLE TO NUMEROUS RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS.

     Our continued growth and profitability will require further expansion of our international operations. To successfully expand international operations, we must:

     -    Establish additional international operations;

     -    Hire addition personnel; and

     -    Recruit additional international resellers.

These efforts will require significant management attention and financial resources and could seriously harm our operating margins. If we fail to further expand our international operations in a timely manner, our business, operating results and financial condition could be seriously harmed. In addition, we may fail to maintain or increase international market demand for our products. Our international sales are currently denominated in U.S. dollars. An increase in the value of the U.S. dollar relative to foreign currencies could make our products more expensive and, therefore, potentially less competitive in those markets. In some markets, localization of our products is essential to achieve market penetration. We may incur substantial costs and experience delays in localizing our products. We may fail to generate significant revenue from localized products.

     Additional  risks  inherent  in  our  international   business   activities
generally include:

     - Significant reliance on our distributors and other resellers who do not offer our products exclusively;

     -    Unexpected changes in regulatory requirements;

     -    Tariffs and other trade barriers;

     -    Lack of acceptance of localized products, if any, in other countries;

     -    Longer accounts receivable payment cycles;

     -    Difficulties in managing international operations;

     - Potentially adverse tax consequences, including restrictions on the repatriation of earnings;

     -    The burdens of complying  with a wide variety of  international  laws;
          and

     - The risks related to the recent global economic turbulence and adverse economic circumstances in Asia.

The occurrence of such factors could seriously harm our international sales and, consequently, our business, operating results and financial condition.


      IN ORDER TO PROPERLY MANAGE OUR GROWTH AND EXPANSION, WE MAY NEED TO IMPROVE AND IMPLEMENT NEW SYSTEMS, PROCEDURES AND CONTROLS.

     We have recently experienced a period of significant expansion of our operations. Our headcount increased from 303 at December 31, 1996 to approximately 738 at February 28, 1999 and will increase further upon the integration of employees from our recent acquisition of Intelliguard. Also, we expect our headcount to increase upon the closing of the Full Time acquisition expected to be completed by the end of April of 1999. This growth has placed and will place a significant strain upon our management systems and resources. We plan to expand the geographic scope of our customer base and operations. This expansion has resulted and will continue to result in substantial demands on our management resources.

     From time to time, we receive customer complaints about the timeliness and accuracy of customer support. We plan to add customer support personnel in order to address current customer support needs. If we are not successful hiring such personnel, our business, operating results and financial condition could be seriously harmed. Our ability to compete effectively and to manage future expansion of our operations, if any, will require us to:

     - Continue to improve our financial and management controls, reporting systems and procedures on a timely basis; and

     -    Expand, train and manage our employee work force.

     Our failure to do so could seriously harm our business, operating results and financial condition.


     If We Do Not Successfully Integrate Recent and Pending Acquisitions, Our Business Would Be Harmed.

     We expect that we will face numerous challenges in integrating the operations of recently completed and pending acquisitions. On August 6, 1998, we acquired Software Moguls, Inc. ("SMI"), a developer of advanced backup-retrieval products for the Windows NT and UNIX environments. On April 1, 1999, we acquired Intelliguard Software, Inc., a developer of standards-based storage management solutions for storage area networks.

     On October 25, 1998, we entered into a definitive agreement to acquire Qualix Group, Inc. (dba FullTime Software, Inc.), a developer of distributed, enterprise-wide, cross-platform, adaptive computing solutions. The acquisition is expected to be completed by the end of April of 1999, subject to the satisfaction of standard closing conditions, including shareholder approval.

     We may make additional acquisitions in the future. Acquisitions of companies, products or technologies entail numerous risks, including:

     - An inability to successfully assimilate acquired operations and products;

     -    Diversion of management's attention;

     -    Loss of key employees of acquired companies;

     -    Substantial transaction costs; and

     - Substantial additional costs charged to operations as a result of the failure to consummate acquisitions.

     Some of the products we acquired may require significant additional development before they can be marketed and may not generate revenues at levels we anticipate. Moreover, any future acquisitions may result in dilutive issuances of our equity securities, the incurrence of debt, large one-time write-offs and the creation of goodwill or other intangible assets that could result in amortization expense. Any such factors could seriously harm our business, financial condition and results of operations.


     IF THE STORAGE MANAGEMENT MARKET DOES NOT CONTINUE TO GROW, OUR SALES OPPORTUNITIES WOULD BE LIMITED.

     All of our business is in the storage management market. The storage management market is still an emerging market and may not continue to grow. Our future financial performance will depend in large part on continued growth in the number of organizations adopting company-wide storage and management solutions for their client/server computing environments. If this market fails to grow or grows more slowly than we currently anticipate, our business, operating results and financial conditions would be seriously harmed.


     WE RELY ON OUR KEY PERSONNEL.

     Our future performance depends on the continued service of our key technical and senior management personnel. None of our key technical or senior management personnel is bound by an employment agreement. The loss of the services of one or more of our officers or other key employees could seriously harm our business, operating results and financial condition. Our future success also depends on our continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel is intense, and we may fail to retain our key technical and managerial employees or attract, assimilate or retain other highly qualified technical and managerial personnel in the future.


     PROTECTION OF OUR INTELLECTUAL PROPERTY IS LIMITED.

Our success depends significantly upon protecting our intellectual property which are our most important assets. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and software piracy can be expected to be a persistent problem. In licensing our products, other than in enterprise license transactions, we rely on "shrink wrap" licenses that are not signed by licensees. Such licenses may be unenforceable under the laws of certain jurisdictions. In addition, the laws of some other countries do not protect our proprietary rights to as great an extent as do the laws of the United States. Our means of protecting our proprietary rights may not be adequate. Our competitors may independently develop similar technology, duplicate our products or design around patents issued to us or other intellectual property rights of ours.

     From time to time, we have received claims that we are infringing third parties' intellectual property rights. In the future, we may be subject to claims of infringement by third parties with respect to current or future products, trademarks or other proprietary rights. We expect that software product developers will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements with third parties. If such royalty or licensing agreements, if required, are not available on terms acceptable to us, our business, operating results and financial condition could be seriously harmed.


     DEFECTS IN OUR PRODUCTS WOULD HARM OUR BUSINESS.

     Our license agreements with our customers typically contain provisions designed to limit exposure to potential product liability claims. In licensing our products, other than in enterprise license transactions, we rely on "shrink wrap" licenses that are not signed by licensees. Such licenses may be unenforceable under the laws of certain jurisdictions. As a result of these and other factors, limitation of liability provisions contained in our license agreements may not be effective. Our products can be used to manage data critical to organizations. As a result, the sale and support of products we offer may entail the risk of product liability claims. A successful product liability claim brought against us could seriously harm our business, operating results and financial condition.


     YEAR 2000 ISSUES COULD AFFECT OUR BUSINESS.

     Many currently installed computer systems and software products include coding to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. Our computer systems and/or software will need to be upgraded to comply with such "Year 2000" requirements. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. Significant uncertainty exits the software industry concerning the potential effects associated with such problems.

     We have conducted Year 2000 compliance reviews for current versions of our products. The reviews include:

     -    Assessment;

     -    Implementation;

     -    Validation testing; and

     -    Contingency planning.

     We respond to customer concerns about our products on a case-by-case basis. Although we believe our software products are Year 2000 compliant, our software products may not contain all the necessary software routines and programs for the accurate calculation, display, storage and manipulation of data involving dates. Failure of our software products to contain all the necessary software routines and programs for the accurate calculation, display, storage and manipulation of data involving dates would seriously harm our business, operating results and financial condition.

     To the extent information is publicly available we have assessed the Year 2000 compliance status of our customers. If our current or future customers fail to achieve Year 2000 compliance or we divert technology expenditures to address Year 2000 compliance problems, our business, results of operations, or financial condition would be seriously harmed.

     We have tested software obtained from third parties that is incorporated into our products, and seek assurances from vendors that licensed software is Year 2000 compliant. Despite such testing and assurances, products incorporated into our products may contain undetected errors or defects associated with Year 2000 date functions. Known or unknown errors or defects in our products may result in:

     -    Delay or loss of revenue;

     -    Diversion of development resources;

     -    Damage to our reputation; or

     -    Increased service and warranty costs.

The occurrence of any of the foregoing could seriously harm our business, operating results, or the financial condition.

     We believe the software and hardware we use internally comply with Year 2000 requirements. During 1998, we replaced or upgraded much of our internal use hardware and software. In addition, we are not aware of any material operational issues or costs associated with preparing our internal use software and hardware for the Year 2000. However, serious, unanticipated negative consequences, including material costs caused by undetected errors or defects in the technology used in our internal systems may occur. The occurrence of any of the foregoing could seriously harm our business, operating results or financial condition.

     We have funded our Year 2000 compliance review from operating cash flows and have not separately accounted for these costs in the past. We will incur additional amounts related to the Year 2000 compliance review including:

     -    Administrative personnel to manage the review; and

     - Outside contractors to provide technical advice and technical support for our products, product engineering, and customer satisfaction.

     We are currently developing contingency plans to be implemented as part of our efforts to identify and correct Year 2000 problems. Depending on the systems affected, these plans include:

     -    Accelerated replacement of affected equipment or software;

     -    Short to medium-term use of backup equipment and software;

     - Increased work hours for our personnel or use of contract personnel to correct (on an accelerated schedule) any Year 2000 problems that arise or to provide manual workarounds for information systems; and

     -    Other similar approaches

If we are required to implement any of these contingency plans, it could seriously harm our business, financial condition and operating results. Our ability to achieve Year 2000 compliance and the level of incremental costs associated therewith, could be seriously impacted by, among other things:

     -    The availability and cost of programming and testing resources;

     -    Vendors' ability to modify proprietary software; and

     -    Unanticipated problems identified in the ongoing compliance review.

                          FORWARD - LOOKING STATEMENTS


         This prospectus, including the documents incorporated by reference herein, contains forward-looking statements that involve risks and uncertainties. Statements contained in this Prospectus or incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the 1934 Act, including statements regarding the Legato's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to the Legato on the date hereof, and Legato assumes no obligation to update any such forward-looking statements. Legato's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in this prospectus under "Risk Factors." You should carefully consider the risks described in the "Risk Factors" section, in addition to the other information set forth in this prospectus and incorporated by reference herein, before making an investment decision.


                                 USE OF PROCEEDS


         All net proceeds from the sale of Legato common stock will go to the stockholders who offer and sell their shares. Accordingly, Legato will not receive any proceeds from the sale of the shares by the selling stockholders.

                              SELLING STOCKHOLDERS



         The following table sets forth certain information, as of April 1, 1999, with respect to the number of shares of common stock owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares are being registered to permit public secondary trading of the shares, and the selling stockholders may offer the shares for resale from time to time. Based upon 38,082,575 shares of common stock outstanding on March 29, 1999, George B. Wilson is the only selling stockholder that owns more than 1% of the outstanding stock of Legato. See "Plan of Distribution."


         The shares being offered by the selling stockholders were acquired from Legato in our acquisition of Intelliguard Software, Inc. and O.R.P., Inc., pursuant to a stock purchase agreement signed on January 27, 1999. The shares of common stock were issued pursuant to an exemption from the registration requirements of the Securities Act. The selling stockholders represented to Legato that they were acquiring the shares for investment and with no present intention of distributing the shares.

         Legato has filed with the SEC, under the Securities Act, a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares from time to time on The Nasdaq National Market or in privately-negotiated transactions. Legato has agreed to use its best efforts to keep such registration statement effective until the earlier of such time as (i) all the shares have been sold or (ii) all the shares may be sold under Rule 144 of the Securities Act in any three-month period.

         The Shares offered by this prospectus may be offered from time to time by the selling stockholders named below:


                                 Shares Beneficially Owned                            Shares Beneficially Owned
                                    Prior to Offering                                    After the Offering

Name and Address of Selling      Number of                       Number of Shares     Number of
Stockholders                     Shares          Percent         Being Offered        Shares        Percent
------------                     ------          -------         -------------        ------        -------
George B. Wilson                  450,000 (1)       1.2                450,000             0             -
1261 Farm Road
Berwyn, PA 19312

Roger K. Stager                   135,000 (2)        *                 135,000             0             -
683 Newbury Street
Livermore, CA 94550

Donald Trimmer                    135,000 (2)        *                 135,000             0             -
                                  -------            -                 -------             -             -
1687 Quail Court
Livermore, CA 94550

TOTAL                             720,000           1.9                720,000             0             -
                                  =======           ===                =======             =             =

-----------------
*    Less than 1%


(1) Includes 56,250 shares of common stock that are subject to an escrow in favor of Legato to satisfy any breaches of representations and warranties made by Intelliguard or certain of its stockholders in connection with Legato's acquisition of Intelliguard. Such escrow will expire April 1, 2000.

(2) Includes 16,875 shares of common stock that are subject to an escrow in favor of Legato to satisfy any breaches of representations and warranties made by Intelliguard or certain of its stockholders in connection with Legato's acquisition of Intelliguard. Such escrow will expire April 1, 2000.

                              PLAN OF DISTRIBUTION

         The shares offered hereby may be sold by the selling stockholders at various times in one or more of the following transactions:

     -    In the over-the-counter market;

     -    On The Nasdaq National Market;

     -    In privately negotiated transactions; or

     -    In a combination of any of the above transactions.

         The selling stockholders may sell their shares at market prices prevailing at the time of the sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.


         The selling stockholders may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they acted as agents.

         For the purposes of this Prospectus, the term "selling stockholders" shall include donees, pledgees and other assignees selling shares received from a selling stockholder named herein as well as any donees, pledgees and other assignees selling shares received from such donees, pledgees or assignees.


                                  LEGAL MATTERS


         The legality of the securities offered hereby will be passed upon for Legato by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Menlo Park, California.

                                     EXPERTS


         The consolidated balance sheets of Legato as of December 31, 1998, and 1997 and the consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1998 incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of Qualix Group, Inc., as of June 30, 1998 and June 30, 1997 and for each of the three years in the period ended June 30, 1998 are incorporated by reference in this prospectus from Legato Systems, Inc.'s registration statement No. 333-74433 on Form S-4. Such consolidated financial statements have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         1. Annual Report on Form 10-K for the year ended December 31, 1998, filed on February 10, 1999, as amended by Legato's amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, filed on March 4, 1999;

         2. The information from the section entitled "Unaudited Pro Forma Combined Condensed Consolidated Financial Statements", appearing on pages 71-75, and the section entitled "Qualix Group, Inc. Consolidated Financial Statements", appearing on pages F-1 - F-23, of Legato's registration statement on Form S-4 filed on March 16, 1999 (File No.
                  333-74433);

         3. The description of Legato capital stock contained in Legato's registration statement on Form 8-A, dated May 24, 1995, including any amendment or report updating such description; and

         4. The description of Legato capital stock contained in Legato's registration statement on Form 8-A, dated May 23, 1997, including any amendment or report updating such description

         You may request a copy of these  filings,  at no cost, by calling us at
(650) 812-6000 or by writing to us at the following address:

                              Legato Systems, Inc.
                                3210 Porter Drive
                               Palo Alto, CA 94304
                            Attn: Investor Relations

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.






                                 720,000 Shares







                              LEGATO SYSTEMS, INC.






                                  Common Stock




                                  -------------


                                 April __, 1999

                                 --------------

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. All the amounts shown are estimates except for the registration fee.


        Securities and Exchange Commission Registration Fee..................................          $10,000
        Legal Fees and Expenses..............................................................           10,000
        Accounting Fees and Expenses.........................................................            5,000
        Transfer Agent and Registrar Fees....................................................           14,500
        Miscellaneous........................................................................            4,500
                                                                                                     ---------
             Total...........................................................................          $44,000
                                                                                                       =======

Item 15.  Indemnification of Officers and Directors.

         Section 145 of the Delaware General Corporation law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         In accordance with the DGCL, Legato's Certificate of Incorporation ("Certificate") contains a provision to limit the personal liability of the directors of Legato for violations of their fiduciary duty as a director. This provision eliminates each director's liability to Legato or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Legato or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         Article  XI of  Legato's  Certificate  and  Article  VII,  Section 6 of
Legato's Bylaws provide for indemnification of the officers and directors of Legato to the fullest extent permitted by applicable law.

         Legato has entered into indemnification agreements with each director and executive officer which provide indemnification to such directors and executive officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance.

Item 16.  Exhibits.

         The exhibits listed in the Exhibit Index as filed as part of this Registration Statement.

         (a)  Exhibits


Exhibit
Number        Description
2.1*          Stock  Purchase  Agreement,  dated January 27, 1999, by and among Legato  Systems,  Inc.,  Intelliguard
              Software, Inc. and the Selling Stockholders.
3.1 (1)       Amended and Restated Certificate of Incorporation of the Registrant, as amended to date
3.2 (2)       Amended and Restated Bylaws of the Registrant adopted on May 23, 1997
3.3 (3)       Form of Certificate of Designation filed in connection with Rights Agreement, dated May 23, 1997
4.1           Reference is made to Exhibits 3.1, 3.2 and 3.3
4.2 (4)       Specimen Common Stock Certificate
4.6 (4)       Restated  Investor Rights  Agreement,  dated September 8, 1993,  among the Registrant and the investors and the founders  named therein,  as amended  January 28, 1994 and
              February  13,  1995 4.7 (3) Rights  Agreement,  dated May 23,  1997  between the
              Company and Harris Trust and Savings Bank, including
              the  Certificate of  Designation of Series A Junior  Participating
              Preferred Stock,  Form of Right  Certificate and Summary of Rights
              to Purchase  Preferred Shares attached thereto as Exhibit A, B and
              C, respectively.
5.1*          Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1          Consent of PricewaterhouseCoopers LLP.
23.2*         Consent of Gunderson  Dettmer  Stough  Villeneuve  Franklin &  Hachigian,  LLP (included in the opinion filed as Exhibit 5.1).
23.3          Consent of Deloitte & Touche LLP.
24.1          Power of Attorney (reference is made to the signature page of this Registrant Statement).
-------------------

*As previously filed.

(1) Incorporated by reference to the registrant's definitive Proxy Statement for Special Meeting of Stockholders, dated May 31, 1996 and definitive Proxy Statement for Annual Meeting of Stockholders, dated April 6, 1998.

(2) Incorporated by reference to the registrant's Current Report on Form8-K, dated June 6, 1997.

(3)   Incorporated by reference to the registrant's Form 8-A,dated May 30, 1997.

(4) Incorporated by reference to the registrant's Registration Statement on Form S-1, filed May 9, 1995 (File No. 33-92072).



Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 2nd day of April, 1999.

                                             Legato systems, inc.


                                         By:   /s/   Louis C. Cole
                                              Chairman of the Board,President
                                              and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Louis C. Cole and Stephen C. Wise, and each of them, the lawful attorneys and agents, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to enable Legato Systems, Inc., a Delaware corporation, to comply with the Securities Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.


         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                        Title                                 Date
                ---------                                        -----                                 ----
/s/  Louis C. Cole                            Chairman of the Board, President and Chief           April 12, 1999
----------------------------------------
Louis C. Cole                                 Executive Officer (Principal Executive
                                              Officer)

/s/  Stephen C. Wise*                         Senior Vice President, Finance and                   April 12, 1999
----------------------------------------
Stephen C. Wise                               Administration and Chief Financial Officer
                                              (Principal Financial and Accounting Officer)

/s/  Eric A. Benhamou*                        Director                                             April 12, 1999
----------------------------------------
Eric A. Benhamou

/s/  H. Raymond Bingham*                      Director                                             April 12, 1999
----------------------------------------
H. Raymond Bingham

/s/  Kevin A. Fong*                           Director                                             April 12, 1999
----------------------------------------
Kevin A. Fong

/s/  David N. Strohm*                         Director                                             April 12, 1999
----------------------------------------
David N. Strohm

/s/  Phillip E. White*                        Director                                             April 12, 1999
----------------------------------------

*By: /s/  Louis C. Cole
----------------------------------------
Louis C. Cole, Attorney-in-Fact

                                  Exhibit Index



Exhibit
Number        Description
2.1*          Stock  Purchase  Agreement,  dated January 27, 1999, by and among Legato  Systems,  Inc.,  Intelliguard
              Software, Inc. and the Selling Stockholders.
3.1 (1)       Amended and Restated Certificate of Incorporation of the Registrant, as amended to date
3.2 (2)       Amended and Restated Bylaws of the Registrant adopted on May 23, 1997
3.3 (3)       Form of Certificate of Designation filed in connection with Rights Agreement, dated May 23, 1997
4.1           Reference is made to Exhibits 3.1, 3.2 and 3.3
4.2 (4)       Specimen Common Stock Certificate
4.6 (4)       Restated  Investor Rights  Agreement,  dated September 8, 1993,  among the Registrant and the investors and the founders  named therein,  as amended  January 28, 1994 and
              February  13,  1995 4.7 (3) Rights  Agreement,  dated May 23,  1997  between the
              Company and Harris Trust and Savings Bank, including
              the  Certificate of  Designation of Series A Junior  Participating
              Preferred Stock,  Form of Right  Certificate and Summary of Rights
              to Purchase  Preferred Shares attached thereto as Exhibit A, B and
              C, respectively.
5.1*          Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1          Consent of PricewaterhouseCoopers LLP.
23.2*         Consent of Gunderson  Dettmer  Stough  Villeneuve  Franklin &  Hachigian,  LLP (included in the opinion filed as Exhibit 5.1).
23.3          Consent of Deloitte & Touche LLP.
24.1          Power of Attorney (reference is made to the signature page of this Registrant Statement).
-------------------

*As previously filed.

(1) Incorporated by reference to the registrant's definitive Proxy Statement for Special Meeting of Stockholders, dated May 31, 1996 and definitive Proxy Statement for Annual Meeting of Stockholders, dated April 6, 1998.

(2) Incorporated by reference to the registrant's Current Report on Form8-K, dated June 6, 1997.

(3)   Incorporated by reference to the registrant's Form 8-A,dated May 30, 1997.

(4) Incorporated by reference to the registrant's Registration Statement on Form S-1, filed May 9, 1995 (File No. 33-92072).

                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-3/A of Legato Systems, Inc. (the "Company") for the registration of 720,000 shares of its common shares, of our reports dated January 18, 1999, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996 which reports are included in the Company's 1998 Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts".



/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
April 12, 1999

                                                                    EXHIBIT 23.3

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in this registration statement of Legato Systems, Inc. on Form S-3/A of our report dated July 23, 1998 on the consolidated financial statements of Qualix Group, Inc., appearing in the registration statement No. 333-74433 on Form S-4 of Legato Systems, Inc. We also consent to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

San Jose, California
April 12, 1999